[SEAL]

ROSS MILLER
Secretary of State
205 North Carson Street
Carson City, Nevada 89701-4299
715-684-5708

                                                          Filed in the office of
                                                                /s/  Ross Miller
                                                                     Ross Miller
                                                              Secretary of State
                                                       Filed 08/07/2007   7:07AM
                                                                   E0566232007-1

                           ARTICLES OF INCORPORATION
                              (PURSUANT TO NRS 78)

1.  Name of Corporation:        TEEN GLOW MAKEUP, INC.

2.  Resident Agent Name
    and Street Address:         Nevada Corporation Services Ltd.
                                4231 Dant Blvd
                                Reno, Nevada  89509-7020

3.  Shares:                     75,000          Par value: $0.001

4.  Names & Addresses
    of Board of Directors/
    Trustees:                   David Batrick
                                4231 Dant Blvd
                                Reno, NV  89509-7020

5.  Purpose:
    (optional)

6.  Names, Address
    and Signature
    of Incorporator:            Nevada Corporation Services Ltd.
                                /s/ David Batrick
                                4231 Dant Blvd
                                Reno, NV  89509-7020

7.  Certificate of
    Acceptance of
    Appointment of
    Resident Agent:             I hereby accept appointment as Resident Agent
                                for the above-named corporation.


                                By: /s/ David Batrick           August 6, 2007
                                    --------------------        --------------
                                    Authorized Signature        Date
                                    of R.A. or On Behalf of
                                    R.A. Company